Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Ameresco Reports Third Quarter 2022 Financial Results

– Strong Q3 Revenue and Profit with Growth Across All Business Lines –
– Inflation Reduction Act Provides Excellent Long Term Growth Opportunities –
– Notable Project and Asset Wins in Europe as Momentum Increases –
– Re-affirms FY22 Guidance –

Third Quarter 2022 Financial Highlights:
(All financial result comparisons made are against the prior year period unless otherwise noted)
•Revenues of $441.3 million, up 61%
•Net income attributable to common shareholders of $27.4 million, up 57%
•GAAP EPS of $0.51, up 55%
•Non-GAAP EPS of $0.54, up 32%
•Adjusted EBITDA of $57.9 million, up 44%

FRAMINGHAM, MA – November 1, 2022 - Ameresco, Inc. (NYSE:AMRC), a leading cleantech integrator specializing in energy efficiency and renewable energy, today announced financial results for the fiscal quarter ended September 30, 2022. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein.
“Ameresco delivered another quarter of excellent results. We are adapting to the reality of the supply chain environment and continue to execute effectively on our long-term growth strategy. Each of our business lines showed solid year-on-year growth, reflecting the benefits of our diversified business model and our ability to provide customers with innovative end-to-end solutions. The scope and comprehensive nature of our engagements continue to increase, and notable wins in the European market and increasing activity in the commercial and industrial (C&I) sector demonstrated our success in expanding Ameresco’s addressable market.

Ameresco is providing an update on the progress of the Southern California Edison (SCE) battery energy storage systems (BESS) projects. The SCE projects saw continued progress in the quarter, with all battery cells and containers on site and early commissioning steps underway. SCE also recently instructed us to adjust the project schedules into 2023. Under the terms of the contract, Ameresco is entitled to recover costs associated with this schedule adjustment. We are working with SCE to analyze and estimate these costs. We are also continuing discussions regarding the applicability and scope of any force majeure relief based on the force majeure notices we delivered to SCE and the impact the schedule adjustments requested by SCE may have on the overall project schedule and our force majeure claims. Our relationship with SCE continues to be cooperative. Considering the schedule adjustments requested by SCE and the delays disclosed earlier, we anticipate the projects to be in service and achieve substantial completion prior to the summer of 2023.

During the quarter we were honored to become a Great Place to Work-Certified™ company for the first time. The designation is based entirely on employee input making it more meaningful as it reflects the positive experience of our over 1,300 employees. At Ameresco, we believe in doing well by doing good, which underpins our investments in the training and well-being of our employees,” concluded George P. Sakellaris, President and Chief Executive Officer.

Third Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

Total revenue increased 61% with growth across all of the Company's lines of business. Project revenue increased 81% as we continued to execute on the SCE projects. Energy Asset revenue grew 6% despite unplanned maintenance and downtime at two of our RNG facilities. O&M revenue increased 9% as the company continued to add long-term O&M contracts, especially on larger Federal government projects. Other revenue grew 28% with strength in integrated PV sales, especially to the oil & gas industry for remote power applications. Gross margin expanded sequentially to 18.0%, which was in line with our expectations, given a smaller contribution to our overall revenue mix in the quarter from the lower margin SCE design/build projects as they near completion. Revenue performance together with the Company's strong operating leverage led to a 57% increase in net income to $27.4 million, and a 44% increase in Adjusted EBITDA to $57.9 million. The results for the three months ended September 30, 2022 and 2021 reflect a non-cash downward adjustment of $0.3 million and $2.9 million, respectively, related to redeemable non-controlling interest activities. The current quarter results also reflect a non-cash downward adjustment of $1.1 million to recognize additional contingent consideration related to the Company’s Smart Building Solutions business unit which was acquired in 2021. Working capital needs increased slightly from second quarter 2022 levels, in-line with our expectations due to the continued execution of our large SCE design/build projects. The company ended the quarter with approximately $123 million of available cash and generated nearly $87 million in adjusted cash from operations.

(in millions)	3Q 2022			3Q 2021
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$351.5	$15.9	$30.2	$194.0	$9.6	$12.6
Energy Assets	$41.7	$8.8	$22.4	$39.2	$5.5	$23.6
O&M	$21.9	$1.7	$3.1	$20.0	$2.6	$3.4
Other	$26.2	$1.0	$2.2	$20.4	$(0.3)	$0.6
Total (1)	$441.3	$27.4	$57.9	$273.7	$17.4	$40.2

(1) Net Income represents net income attributable to common shareholders.
(2) Numbers in table may not foot due to rounding.

($ in millions)	At September 30, 2022
Awarded Project Backlog (1)	$1,693
Contracted Project Backlog	$933
Total Project Backlog	$2,626

O&M Revenue Backlog	$1,246
Energy Asset Visibility (2)	$1,020
Operating Energy Assets	360 MWe
Ameresco's Net Assets in Development (3)	452 MWe

(1) Customer contracts that have not been signed yet
(2) Estimated contracted revenue and incentives on our operating Energy Assets, which may vary with actual production and future values of certain environmental attributes
(3) Net MWe capacity includes only our share of any jointly owned assets

Project Highlights
In the Third Quarter of 2022:
•Ameresco, and partner Sunel, were selected by Cero Generation, as the contractors for “Delfini”, a 100 MWp solar photovoltaic (PV) project in Drama, Greece.
•Ameresco was awarded a new project to install a microgrid system at White Sands Missile Range to provide resilient power for several of the base’s potable water wells. The microgrid includes a new 700kW solar photovoltaic array, a 500kW natural gas generator and a 500kW battery energy storage system and is designed to provide 14 days of power in the event of an outage.
•Ameresco was awarded a comprehensive utility savings project in partnership with Southwest Gas at Fort Irwin, CA for $98M.
•The Company completed a 2.6 MW "brightfield" solar installation on a former General Motors Plant brownfield site in Danville, Illinois.
•Ameresco announced phase two of a longstanding partnership with Joint Base McGuire-Dix-Lakehurst (JBMDL) to provide mission-critical energy infrastructure updates at the joint base as part of a comprehensive $92 million project designed to add more onsite solar power, energy efficiency measures, and infrastructure upgrades.

Asset Highlights
In the Third Quarter of 2022:

•Ameresco continued to grow its Assets in Development, bringing the total to 501 MWe. After subtracting Ameresco’s partners’ minority interests, Ameresco’s owned capacity of Assets in Development is 452 MWe.
•Ameresco, together with Colorado Mountain College and Holy Cross Energy, partnered to install and complete 5MW of solar PV and 15MWH battery energy storage, the largest installation of its kind in the State of Colorado.

Summary and Outlook

“Year-to-date results have put us on track to achieve record results in 2022 and provide the foundation for our continued progress in 2023 and beyond. We see high energy prices, together with customer demand for both resilience and cost savings, and the recently enacted Inflation Reduction Act (IRA) as long-term growth catalysts for Ameresco. These factors strengthen our ability to achieve our 2024 Adjusted EBITDA target of $300 million and continue our growth trajectory in the years ahead.” Mr. Sakellaris noted.

“We are pleased to reiterate our 2022 guidance. During 2022, we anticipate placing between 50 and 70 MWe of energy assets in service, while investing approximately $225 million to $275 million of capital, the majority of which we expect to fund with non-recourse debt.

We look forward to welcoming analysts and institutional investors on November 15, 2022 for a tour of our Phoenix, AZ RNG facility showcasing the largest wastewater treatment biogas-to-renewable natural gas facility in the US. We look forward to hosting the plant tour followed by a presentation to provide a deeper understanding of Ameresco’s RNG business.” Mr. Sakellaris concluded.

FY 2022 Guidance Ranges
Revenue	$1.83 billion	$1.87 billion
Gross Margin	15.5%	16.5%
Adjusted EBITDA	$200 million	$210 million
Interest Expense & Other	$25 million	$27 million
Effective Tax Rate	13%	17%
Non-GAAP EPS	$1.85	$1.95
The Company’s guidance excludes the impact of any redeemable non-controlling interest activity related to tax-equity partnerships, one-time charges, asset impairment charges, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss third quarter financial results, business and financial outlook and other business highlights. Participants may access the earnings conference call by pre-registering here at least fifteen minutes in advance. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.
Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading cleantech integrator and renewable energy asset developer, owner and operator. Our comprehensive portfolio includes energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions delivered to clients throughout North America and Europe. Ameresco’s sustainability services in support of clients’ pursuit of Net-Zero include upgrades to a facility’s energy infrastructure and the development, construction, and operation of distributed energy resources. Ameresco has successfully completed energy saving, environmentally responsible projects with Federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,200 employees providing local expertise in the United States, Canada, and Europe. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, capital investments, other financial guidance, statements about our agreement with SCE including the impact of any delays, the impact of the IRA on our business, longer term outlook, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without delay; demand for our energy efficiency and renewable energy solutions; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our ability to arrange financing to fund our operations and projects and to comply with covenants in our existing debt agreements; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy and the fiscal health of the government; the ability of customers to cancel or defer contracts included in our backlog; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment particularly given global supply chain challenges and global trade conflicts and challenges; our reliance on third parties for our construction and installation work; the addition of new customers or the loss of existing customers including our reliance on the agreement with SCE for a significant portion of our revenues in 2022; the impact from COVID-19 on our business; global supply chain challenges, component shortages and inflationary pressures; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; cybersecurity incidents and breaches; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (SEC) on March 1, 2022, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 3, 2022, and other SEC filings. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,537	$50,450
Restricted cash	24,403	24,267
Accounts receivable, net	219,817	161,970
Accounts receivable retainage, net	42,456	43,067
Costs and estimated earnings in excess of billings	628,529	306,172
Inventory, net	13,095	8,807
Prepaid expenses and other current assets	21,980	25,377
Income tax receivable	4,116	5,261
Project development costs, net	16,062	13,214
Total current assets	1,092,995	638,585
Federal ESPC receivable	726,679	557,669
Property and equipment, net	14,772	13,117
Energy assets, net	1,032,809	856,531
Deferred income tax assets, net	3,357	3,703
Goodwill, net	70,118	71,157
Intangible assets, net	5,089	6,961
Operating lease assets	37,952	41,982
Restricted cash, non-current portion	16,618	12,337
Other assets	37,654	22,779
Total assets	$3,038,043	$2,224,821

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities	$301,247	$78,934
Accounts payable	411,371	308,963
Accrued expenses and other current liabilities	95,268	43,311
Current portions of operating lease liabilities	6,129	6,276
Billings in excess of cost and estimated earnings	43,173	35,918
Income taxes payable	3,072	822
Total current liabilities	860,260	474,224
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	511,621	377,184
Federal ESPC liabilities	706,933	532,287
Deferred income tax liabilities, net	10,542	3,871
Deferred grant income	7,716	8,498
Long-term operating lease liabilities, net of current portion	31,142	35,135
Other liabilities	47,212	43,176

	September 30,	December 31,
	2022	2021
Commitments and contingencies
Redeemable non-controlling interests, net	$48,077	$46,182
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,015,988 shares issued and 33,914,193 shares outstanding at September 30, 2022, 35,818,104 shares issued and 33,716,309 shares outstanding at December 31, 2021	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at September 30, 2022 and December 31, 2021	2	2
Additional paid-in capital	299,487	283,982
Retained earnings	515,642	438,732
Accumulated other comprehensive loss, net	(5,650)	(6,667)
Treasury stock, at cost, 2,101,795 shares at September 30, 2022 and December 31, 2021	(11,788)	(11,788)
Stockholders' equity before non-controlling interest	797,696	704,264
Non-controlling interest	16,844	—
Total stockholders’ equity	814,540	704,264
Total liabilities, redeemable non-controlling interests and stockholders' equity	$3,038,043	$2,224,821

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$441,296	$273,682	$1,492,695	$799,804
Cost of revenues	361,740	214,869	1,263,458	640,760
Gross profit	79,556	58,813	229,237	159,044
Selling, general and administrative expenses	40,618	35,168	118,559	95,651
Operating income	38,938	23,645	110,678	63,393
Other expenses, net	7,546	4,557	19,876	13,679
Income before income taxes	31,392	19,088	90,802	49,714
Income tax provision (benefit)	3,657	(1,192)	10,896	(883)
Net income	27,735	20,280	79,906	50,597
Net income attributable to redeemable non-controlling interests	(344)	(2,857)	(2,915)	(8,345)
Net income attributable to common shareholders	$27,391	$17,423	$76,991	$42,252
Net income per share attributable to common shareholders:
Basic	$0.53	$0.34	$1.48	$0.83
Diluted	$0.51	$0.33	$1.44	$0.81
Weighted average common shares outstanding:
Basic	51,869	51,464	51,810	50,599
Diluted	53,297	52,839	53,252	52,013

AMERESCO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$79,906	$50,597
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	36,911	31,449
Depreciation of property and equipment	2,057	2,397
Net increase in fair value of contingent consideration	814	—
Accretion of ARO liabilities	108	90
Amortization of debt discount and debt issuance costs	2,869	2,085
Amortization of intangible assets	1,462	241
Provision for bad debts	363	29
Loss on disposal / impairment of long-lived assets	888	1,901
Equity in earnings of unconsolidated entity	(1,477)	(128)
Net (gain) loss from derivatives	(225)	1,892
Stock-based compensation expense	10,837	4,280
Deferred income taxes, net	4,927	(1,834)
Unrealized foreign exchange loss	466	124
Changes in operating assets and liabilities:
Accounts receivable	(47,257)	27,721
Accounts receivable retainage	225	(9,214)
Federal ESPC receivable	(180,249)	(187,984)
Inventory, net	(4,287)	246
Costs and estimated earnings in excess of billings	(325,057)	(22,166)
Prepaid expenses and other current assets	864	3,771
Project development costs	(823)	15
Other assets	(10,254)	(3,467)
Accounts payable, accrued expenses and other current liabilities	143,026	(17,677)
Billings in excess of cost and estimated earnings	7,802	(5,856)
Other liabilities	(436)	(155)
Income taxes receivable, net	3,371	5,299
Cash flows from operating activities	(273,169)	(116,344)
Cash flows from investing activities:
Purchases of property and equipment	(3,981)	(2,133)
Capital investment in new energy assets	(182,119)	(141,253)
Capital investment in major maintenance of energy assets	(16,106)	(6,714)
Loans to joint venture investments	(458)	—
Cash flows from investing activities	(202,664)	(150,100)
Cash flows from financing activities:
Proceeds from equity offering, net of offering costs	—	120,084
Payments of debt discount and debt issuance costs	(2,885)	(2,650)
Proceeds from exercises of options and ESPP	4,430	4,883
Proceeds from (payments on) senior secured revolving credit facility, net	139,000	(38,073)
Proceeds from long-term debt financings	331,086	118,160
Proceeds from Federal ESPC projects	173,865	114,185
Proceeds for (payments on) energy assets from Federal ESPC	7,675	(174)
Investment fund call option exercise	—	(1,000)
Contributions from non-controlling interest	13,148	—
(Distributions to) proceeds from redeemable non-controlling interests, net	(784)	1,468
Payments on long-term debt and financing leases	(111,341)	(55,616)
Cash flows from financing activities	554,194	261,267
Effect of exchange rate changes on cash	(1,857)	118
Net increase (decrease) in cash, cash equivalents, and restricted cash	76,504	(5,059)
Cash, cash equivalents, and restricted cash, beginning of period	87,054	98,837
Cash, cash equivalents, and restricted cash, end of period	$163,558	$93,778

Non-GAAP Financial Measures (In thousands) (Unaudited)

	Three Months Ended September 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$15,909	$8,827	$1,667	$988	$27,391
Impact from redeemable non-controlling interests	—	344	—	—	344
Plus (less): Income tax provision (benefit)	6,336	(3,952)	777	496	3,657
Plus: Other expenses, net	3,047	4,199	136	164	7,546
Plus: Depreciation and amortization	745	12,649	292	342	14,028
Plus: Stock-based compensation	2,892	343	180	216	3,631
Plus: Contingent consideration, restructuring and other charges	1,255	5	2	2	1,264
Adjusted EBITDA	$30,184	$22,415	$3,054	$2,208	$57,861
Adjusted EBITDA margin	8.6%	53.8%	14.0%	8.4%	13.1%

	Three Months Ended September 30, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$9,617	$5,548	$2,550	$(292)	$17,423
Impact from redeemable non-controlling interests	—	2,857	—	—	2,857
Plus (less): Income tax provision (benefit)	398	(1,942)	298	54	(1,192)
Plus: Other expenses, net	475	4,013	14	55	4,557
Plus: Depreciation and amortization	581	10,861	383	328	12,153
Plus: Stock-based compensation	1,535	310	158	162	2,165
Plus: Energy asset impairment	—	1,901	—	—	1,901
Plus: Restructuring and other charges	25	7	2	253	287
Adjusted EBITDA	$12,631	$23,555	$3,405	$560	$40,151
Adjusted EBITDA margin	6.5%	60.0%	17.0%	2.7%	14.7%

	Nine Months Ended September 30, 2022
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$41,855	$25,583	$6,725	$2,828	$76,991
Impact from redeemable non-controlling interests	—	2,915	—	—	2,915
Plus (less): Income tax provision (benefit)	15,315	(8,036)	2,225	1,392	10,896
Plus: Other expenses, net	8,190	10,936	355	395	19,876
Plus: Depreciation and amortization	2,319	36,021	913	1,177	40,430
Plus: Stock-based compensation	8,936	902	466	533	10,837
Plus: Contingent consideration, restructuring and other charges	1,243	(21)	14	60	1,296
Adjusted EBITDA	$77,858	$68,300	$10,698	$6,385	$163,241
Adjusted EBITDA margin	6.3%	55.5%	16.9%	8.8%	10.9%

	Nine Months Ended September 30, 2021
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$24,087	$12,286	$5,759	$120	$42,252
Impact from redeemable non-controlling interests	—	8,345	—	—	8,345
Plus (less): Income tax provision (benefit)	264	(2,028)	437	444	(883)
Plus: Other expenses, net	1,853	11,534	44	248	13,679
Plus: Depreciation and amortization	1,781	29,978	1,305	1,023	34,087
Plus: Stock-based compensation	3,056	586	311	327	4,280
Plus: Energy asset impairment	—	1,901	—	—	1,901
Plus: Restructuring and other charges	178	37	36	318	569
Adjusted EBITDA	$31,219	$62,639	$7,892	$2,480	$104,230
Adjusted EBITDA margin	5.5%	57.2%	13.6%	4.0%	13.0%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$27,391	$17,423	$76,991	$42,252
Adjustment for accretion of tax equity financing fees	(27)	(27)	(81)	(89)
Impact from redeemable non-controlling interests	344	2,857	2,915	8,345
Plus: Energy asset impairment	—	1,901	—	1,901
Plus: Contingent consideration, restructuring and other charges	1,264	287	1,296	569
Less: Income tax effect of Non-GAAP adjustments	(329)	(569)	(338)	(642)
Non-GAAP net income	28,643	21,872	80,783	52,336

Diluted net income per common share	$0.51	$0.33	$1.44	$0.81
Effect of adjustments to net income	0.03	0.08	0.08	0.20
Non-GAAP EPS	$0.54	$0.41	$1.52	$1.01

Adjusted cash from operations:
Cash flows from operating activities	$34,674	$(19,861)	$(273,169)	$(116,344)
Plus: proceeds from Federal ESPC projects	52,134	44,026	173,865	114,185
Adjusted cash from operations	$86,808	$24,165	$(99,304)	$(2,159)

Other Financial Measures (In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
New contracts and awards:
New contracts	$282,500	$190,500	$657,800	$451,500
New awards (1)	$147,440	$346,200	$808,540	$718,200
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2022
	Low	High
Operating income(1)	$137 million	$145 million
Depreciation and amortization	$52 million	$53 million
Stock-based compensation	$11 million	$12 million
Adjusted EBITDA	$200 million	$210 million

(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, energy asset impairment, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, impact from redeemable non-controlling interests, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset impairment, contingent consideration expense, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.